VARIABLE ANNUITY INTERNET FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Face

Market

Shares

Value

Amount

Value

COMMON STOCKS

SECURITIES LENDING COLLATERAL 31.2%

99.3%

Investment in Securities Lending Short

Term

Cisco Systems, Inc.*

53,108 $

1,279,372

Investment Portfolio Held

Research In Motion Ltd.*†

8,593

964,392

by U.S. Bank

$

4,040,862

$

________

4,040,862

Google, Inc. — Class A*†

2,097

923,666

Total Securities Lending Collateral

Qualcomm, Inc.

21,942

899,622

(Cost $4,040,862)

______

4,040,862

Yahoo!, Inc.*†

25,716

743,964

Time Warner, Inc.

52,137

730,961

Total Investments 131.1%

eBay, Inc.*

23,345

696,615

(Cost $15,093,190)

$

________

16,958,986

Amazon.com, Inc.*†

8,354

595,640

Liabilities in Excess of Other

Symantec Corp.*†

27,574

458,280

Assets – (31.1)%

$

(4,020,322)

________

Sun Microsystems, Inc.*†

27,326

424,373

Net Assets – 100.0%

$

12,938,664

Juniper Networks, Inc.*†

15,987

399,675

*

Non-Income Producing Security.

BEA Systems, Inc.*

18,740

358,871

†

All or a portion of this security is on loan at March 31,

Intuit, Inc.*

12,113

327,172

2008

Broadcom Corp. — Class A*†

16,557

319,053

ADR American Depository Receipt

VeriSign, Inc.*

9,309

309,431

Qwest Communications

International, Inc.†

67,007

303,542

Priceline.com, Inc.*†

2,236

270,243

McAfee, Inc.*†

8,099

267,996

Check Point Software

Technologies Ltd.*†

11,846

265,350

Akamai Technologies, Inc.*†

9,122

256,875

Expedia, Inc.*†

11,728

256,726

IAC/ InterActiveCorp*†

12,088

250,947

Baidu.com - SP ADR*†

999

239,390

Red Hat, Inc.*

11,671

214,630

Ciena Corp.*†

6,560

202,245

Monster Worldwide, Inc.*†

7,740

187,385

Equinix, Inc.*†

2,410

160,241

ValueClick, Inc.*†

8,037

138,638

Foundry Networks, Inc.*†

11,855

137,281

HLTH Corp.*†

14,181

135,287

MercadoLibre, Inc.*†

3,150

________

125,244

Total Common Stocks

(Cost $10,977,311)

________

12,843,107

Face

Amount

REPURCHASE AGREEMENTS

0.6%

Collateralized by U.S Treasury

Obligations

Lehman Brothers Holdings, Inc.

issued 03/31/08 at 1.15% due

04/01/08

$  75,017

________

75,017

Total Repurchase Agreements

(Cost $75,017)

________

75,017

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